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                             Information Statement Pursuant to Section 14(c) of
 the Securities
Exchange Act of 1934
                                                    (Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]      Confidential, for use of the Commission only (as permitted by Rule
         14c-5(d)(2)

                                            Best Medical Treatment Group, Inc.
                              (Name of Registrant as Specified In Its Charter)

                                            Best Medical Treatment Group, Inc.
                                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[      No Fee Required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:



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                                            BEST MEDICAL TREATMENT GROUP, INC.
                                                        Room 1008-9
                                                      Shun Tak Centre
                                                        West Tower
                                                  168-200 Connaught Road
                                                    Central, Hong Kong

                                                   INFORMATION STATEMENT

                                               Mailing Date:  April 16, 1998

                                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                                             REQUESTED NOT TO SEND US A PROXY

                                            THIS STATEMENT IS FOR INFORMATIONAL
                                                       PURPOSES ONLY


General

         This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Best Medical Treatment Group, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to Jenson International, Inc. This amendment has already been approved by the consent of one person holding 2,230,000 Shares, which is 80.6% of the 2,763,379 outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

         The cost of this Information Statement will be borne by the Company.

Record Date

         The close of business on April 16, 1998, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 78.320 of the Nevada General Corporation Law ("NGCL").

         The voting securities of the Company are the shares of its Common Stock, of which 2,763,379 shares were issued and outstanding as of April 16, 1998. All outstanding shares of Common Stock are entitled to one vote.

Beneficial Ownership of Common Stock

         Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of April 18, 1998 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.



                                                  Amount of
Name, Title                                      Beneficial                        Percent of
Address                                         Ownership(1)                          Class

Cheng Chao Ming                                   2,230,000                          80.6%
(Jenson Cheng)
President, Director, and
Chief Executive Officer

Xiong Pingho(2)                                         ___                            ___
(Paul Xiong)
Director and Acting Chief


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                                                                                                           Preliminary Copy
Financial Officer

John Backhouse(3)                                       ___                            ___
Director

All others and directors
as a group (3 persons)                            2,230,000                          80.6%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2)      The address of these persons is Room 1008-9, Shun Tak Centre, West
Tower,
         168-200 Connaught Road, Central, Hong Kong.

(3) The address of this person is 2850 Catherine Drive, Prince George, British Columbia Canada V2M 7B5.

                                          AMENDMENT TO ARTICLES OF INCORPORATION


         The Board of Directors has proposed to amend Article I of the Company's Articles of Incorporation to change the Company's name to Jenson International, Inc., which the Board believes better reflects the Company's current business of owning and operating two hotels in Xian, People's Republic of China.

         The above amendment to the Articles of Incorporation requires the consent of a majority of the shareholders, which was obtained on April 16, 1998 by the majority shareholder of the Company, Mr. Jenson Cheng. The approval of the remaining shareholders is not required under the Nevada General Corporation Law.



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